UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 27, 2007

Aviation Upgrade Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-27629	23-2426437
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14785 Omicron Drive, Suite 104, San Antonio, TX	78245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 677-6000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Item 3.02  Unregistered Sales of Equity Securities

On December 3, 2007, the Registrant issued a press release announcing that OncoVista, Inc. (“OncoVista”), the Registrant’s wholly owned subsidiary, signed a license agreement (the “License Agreement”) with OSI Pharmaceuticals, Inc. (“OSI”), which it consummated on November 27, 2007, for the exclusive, royalty-bearing, worldwide license to a Phase II clinical candidate, OSI-7904L. A copy of the Registrant’s press release is attached as Exhibit 99.1 and is incorporated herein by this reference.

OSI-7904L is a liposomal formulation of a potent inhibitor of the enzyme thymidylate synthase with unique properties. The liposomal nature of the drug allows a more convenient dosing regimen and has a manageable toxicity profile. OSI-7904L has been previously studied in multiple clinical trials, including three Phase II trials in gastric/gastroesophageal junction cancer, biliary tract cancer and head and neck cancer.

Pursuant to the terms of the License Agreement, OSI has granted to OncoVista an exclusive, royalty-bearing, worldwide license, with the right to grant sublicenses, with respect to OSI’s rights under patents, patent applications and know-how related to OSI-7904L and a non-exclusive, worldwide license to certain patents and patent applications controlled by a certain third party to the extent necessary to develop and commercialize the products under the exclusive license grant. At the closing of the License Agreement, OSI agreed to convey to OncoVista its ownership of product inventory and information and data related to OSI-7904L. OSI also agreed to assign to OncoVista at the closing all of its rights and obligations under a certain manufacturing agreement with respect to OSI-7904L.

Under the License Agreement, OncoVista is obligated to provide OSI with a written commercialization development plan within a prescribed period after the closing date and to provide periodic updates thereto. In addition, OncoVista agreed to use good faith and diligent efforts to accomplish certain milestones set forth in the applicable commercialization development plan and to commercialize the licensed compound and products upon receipt of the required regulatory approvals. OncoVista also agreed to submit progress reports on a periodic basis to OSI and a certain third party until the first commercial sale of a licensed product and for such later periods during which additional OSI-7904L products, if any, are being developed.

Pursuant to the License Agreement, OncoVista paid OSI an upfront license fee of $500,000 and is required to pay to OSI certain milestone payments based upon the achievement of specified milestones or product sales. In addition, if the drug candidate is commercially sold, then OncoVista is required to pay to OSI royalties based on net sales of the drug. OncoVista is also required to pay royalty and milestone payments to OSI with respect to royalty and milestone payments payable to certain third parties.

As additional consideration, OncoVista caused the issuance to OSI of 500,000 shares of the Registrant’s common stock and caused the Registrant to issue two warrants to OSI.

The first warrant is exercisable for such number of shares of the Registrant’s common stock that is equal to $5,000,000 divided by the national market exercise price (which is defined as the average closing price of the Registrant’s common stock on a national securities exchange registered with the Securities and Exchange Commission (“SEC”) for the 20 consecutive trading days immediately following the listing of the Registrant’s common stock on such exchange); provided that the warrant shall be exercisable for 19.99% of the Registrant’s outstanding shares of common stock if the exercise of the warrant results in a number of shares exceeding 20% of the Registrant’s outstanding shares of common stock. The warrant may not be exercised until the 21st trading day after the listing of the Registrant’s common stock on a national securities exchange registered with the SEC, and once exercisable is exercisable at the national market exercise price for nine months following such 21st day. The warrant provides for its exercise on a “cashless” or “net issuance” basis and is subject to adjustment for events such as stock splits, stock dividends, distributions, reorganizations, consolidations and mergers affecting the Registrant’s common stock.

The second warrant is exercisable, through September 30, 2013, for 200,000 shares of the Registrant’s common stock at an exercise price of $2.50 per share. The warrant provides for its exercise on a “cashless” or “net issuance” basis and is subject to adjustment for events such as stock splits, stock dividends, distributions, reorganizations, consolidations and mergers affecting the Registrant’s common stock.

The shares of common stock of the Registrant issued to OSI and any such future shares issued to OSI including upon the exercise of any warrants are subject to registration rights pursuant to the terms of an investors’ rights agreement entered into between OncoVista and OSI contemporaneously with the License Agreement. Under the investors’ rights agreement, OSI is granted piggyback registration rights which rights are subordinated to the registration rights granted to purchasers in a private placement of OncoVista which closed on August 15, 2007. The investors’ rights agreement provides for customary cut-backs, a market stand-off agreement and other terms customarily found in such agreements.

In connection with the License Agreement, OncoVista, OSI and Alexander L. Weis, Ph.D., the Registrant’s Chief Executive Officer, board member and a significant beneficial owner of the Registrant’s common stock entered into a stockholders agreement. Pursuant to the stockholders agreement, transfer by OSI of the equity securities of the Registrant (including warrants and common stock issuable upon sale of warrants, now owned or subsequently acquired by OSI) are restricted by a right of first offer to the Registrant except for transfers by OSI to any of its affiliates. The stockholders agreement grants OSI co-sale rights to participate in a transfer of more than 50% of Dr. Weis’ shares of Registrant’s common stock other than in certain customary exempt transfers. The stockholders agreement also grants Dr. Weis drag along rights to require the transfer of OSI’s equity securities in the case of a sale of all of Dr. Weis’ shares of Registrant common stock to a third party and to require OSI to vote in favor of a merger sale of assets in the case of merger of the Registrant with a third party or the sale of all or substantially all of Registrant’s assets to a third party.

OSI has represented that it is an “accredited investor” and has agreed that the securities referenced herein are to bear a restrictive legend against resale without registration under the Securities Act of 1933, as amended. The registrant issued the securities referred to herein in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder.

No assurance can be given that any viable drug product will be developed or approved by regulatory authorities or if developed and approved that any material revenues to the Registrant will be generated.

The foregoing description of the License Agreement and the related ancillary agreements are qualified in their entirety by the agreements attached as exhibits hereto.

Item 9.01.  Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

10.1  License Agreement by and between OncoVista, Inc. and OSI Pharmaceuticals, Inc.*

10.2  Subscription Agreement, dated November 27, 2007, between OncoVista, Inc. and OSI Pharmaceuticals, Inc.

10.3  Investors’ Rights Agreement, dated November 27, 2007, between OncoVista, Inc. and OSI Pharmaceuticals, Inc.

10.4  Stockholders Agreement, dated November 27, 2007, between OncoVista, Inc., OSI Pharmaceuticals, Inc., and Alexander L. Weis.

10.5  Stock Purchase Warrant dated November 27, 2007.

10.6  Stock Purchase Warrant dated November 27, 2007.

99.1  Press Release dated December 3, 2007.

* The Registrant has requested confidential treatment of portions of this Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2007

Aviation Upgrade Technologies, Inc.

	By:	/s/ Alexander L. Weis
	Name:	Alexander L. Weis, Ph.D.
	Title:	Chief Executive Officer